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                                 Exhibit 10.30
                           SECOND AMENDMENT TO LEASE


         Hemagen Diagnostics, Inc., a Delaware corporation (hereinafter referred to as "Tenant"), entered into a Lease (hereinafter referred to as the "Lease") with the then owner of the 9033 Red Branch Road building in Columbia, Maryland, for a space containing approximately 27,400 square feet of gross floor area. Thereafter, the then owner of the building, E. Fulton Brylawski, conveyed his interest in the 9033 Red Branch Road building to the 9033 Red Branch Road, L.L.C. on December 30, 1997. The then existing Lease was modified to provide that the Lease term to be extended for an additional two (2) years commencing on July 1, 2000 and expiring on June 30, 2002. The Lease was further modified to provide that the rent from the period July 1, 2000 to June 30, 2001 would be $4.95 per square foot, Absolute Net based on 27,400 square feet and that the rental rate from the time period July 1, 2001 - June 30, 2002 would be $5.25 per square foot, Absolute Net based on 27,400 of leased area. The Tenant further agreed in the First Lease Amendment to pay a maximum management fee of $.10 per square foot of leased area per year. Except as amended by that First Amendment to the Lease, the original Lease commencing on July 1, 1995 remained unmodified and in full force and effect.

The Landlord and the Tenant now wish to further amend the existing Lease with a Second Amendment To Lease. In consideration of the mutual promises and other consideration already received, receipt of which is acknowledged by each party to this Amendment, Landlord and Tenant hereby agree as follows:

1. Paragraph 2 of the Lease shall be modified such that the Lease term is extended for seven (7) years, commencing on July 1, 2000, and expiring on June 30, 2007.

2. Paragraph 3 of the Lease shall be modified to the extent that the rent from the time period July 1, 2000 - June 30, 2001 shall be $4.95 per square foot Absolute Net based on 27,400 square feet. Thereafter the rent shall be as follows:

      July 1, 2001 - June 30,2004:        $5.25/sq. ft., absolute Net ($143,850
                                       per year absolute Net)

      July 1, 2004 - June 30, 2005:       $5.50/sq. ft., absolute Net ($150,700
                                       per year absolute Net)

      July 1, 2005 - June 30, 2006:       $5.75/sq. ft., absolute Net ($157,550
                                       per year absolute Net)

      July 1, 2006 - June 30, 2007:       $6.00/sq. ft., absolute Net ($164,400
                                       per year absolute Net)


      Except as amended by the Second Amendment to the Lease, the original Lease commencing on July 1, 1995 shall remain in full force and effect.

3. Paragraph 3.3 of the Lease shall be amended by changing the last sentence of the existing paragraph to read "a maximum management fee equal to $.15 per square foot of the leased area" in lieu of the $.10 per square foot currently provided in the First Amendment To Lease. This change will be effective July 1, 2002.

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4.    Tenant may reduce the rent payment for the month of December 2000 for a maximum of $5,000.00 based on carpet and painting expenses incurred in calendar 2000.

5. Tenant, by giving Landlord notice no later then December 31, 2006, shall have the right to extend this lease for one (1) additional term of five
      (5) years on the same terms and conditions as the current lease (as amended) except that the rent for the option term shall be 95% of Fair Market Rent for similarly sized and outfitted premises in the Columbia, Maryland area rented in "as is" condition. Landlord and Tenant shall use commercially reasonable efforts to agree on the 95% of Fair Market rent by January 31, 2001. If no agreement is reached by January 31, 2001, Landlord and Tenant shall each appoint either a broker or an appraiser to represent their interest and the two parties chosen shall choose a broker or appraiser and each representative shall render its opinion on rent and escalations. If the three cannot agree on a compromise value, then the middle opinion shall be used.

         All the other terms of the existing Lease between Landlord and Tenant shall remain unchanged.

         In witness whereof, the parties have executed this Second Amendment To Lease Agreement as of the dates indicated below, the effective date of the Agreement of Lease Amendment being the date of the final execution hereof by both parties.

WITNESS:                                        LANDLORD:
                                                9033 Red Branch Road L.L.C.

/s/ Howard Swedley
-------------------                             /s/ S. Bruce Jaffey
DATE 6-15-00                                    ----------------------------
    --------                                    By: S. Bruce Jaffey
                                                Its: Managing Member


ATTEST:                                         TENANT:

/s/ Thomas A. Donelan                           Hemagen Diagnostics, Inc.
---------------------                           a Delaware corporation

DATE: 6-9-00                                    /s/ Jerry L. Ruyan
     -------                                    ----------------------------
                                                By: Jerry L. Ruyan
                                                Its: C.E.O.